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                                                                    EXHIBIT 10.3


                    WAIVER TO SUPPLEMENTAL PURCHASE AGREEMENT

        THIS WAIVER TO SUPPLEMENTAL PURCHASE AGREEMENT (the "Waiver") is made as of the twentieth day of October, 2000, by GENERAL ELECTRIC CAPITAL CORPORATION, a New York Corporation ("GECC"), and JAPAN OMNIBUS LTD., an international business corporation incorporated under the laws of the British Virgin Islands ("JOL").

                                    RECITALS

        A. GECC has purchased from KRAUSE'S FURNITURE, INC., a Delaware corporation (the "Company") Notes dated (i) as of August 14, 1997, as amended as of March 31, 1999 and January 11, 2000, in the outstanding principal amount of $5,501,091.20 (the "Initial Note"), (ii) as of August 14, 1997, as amended as of March 31, 1999 and January 11, 2000, in the outstanding principal amount of $2,500,000 (the "August 1997 Note") and (iii) as of December 30, 1997, as amended as of March 31, 1999 and January 11, 2000, in the outstanding principal amount of $2,500,000 (collectively with the Initial Note and the August 1997 Note, the "GECC Notes").

        B. JOL has purchased from the Company Notes dated (i) as of August 14, 1997, as amended as of March 31, 1999 and January 11, 2000, in the outstanding principal amount of $500,000 (the "JOL August 1997 Note") and (ii) as of December 30, 1997, as amended as of March 31, 1999 and January 11, 2000, in the outstanding principal amount of $1,000,000 (together with the JOL August 1997 Note, the "JOL Notes"; the JOL Notes and the GECC Notes are referred to herein collectively as the "Notes").

        C. The Company, GECC and JOL are parties to a Supplemental Securities Purchase Agreement dated as of August 14, 1997 (as amended on September 14, 1999, December 14, 1999, January 11, 2000, April 3, 2000 and August 9, 2000, the
"Supplemental Purchase Agreement") relating to the Notes.

        D. GECC and JOL desire to waive a certain provision of Supplemental Purchase Agreement.


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        NOW, THEREFORE, in consideration of the foregoing Recitals and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                     WAIVER

        1. Waiver of Consolidated Net Worth Covenant. Section 6.2(a) of the Supplemental Purchase Agreement provides that the Company shall not permit its Consolidated Net Worth at the end of the second fiscal quarter of 2000 to fall below $9.2 million. GECC and JOL hereby waive any Event of Default existing under the Supplemental Purchase Agreement as a result of the failure of the Company to be in compliance with the terms of Paragraph 6.2(a) thereof at the end of the second fiscal quarter of 2000.

        2. Effective Date. This Waiver shall be effective as of June 25, 2000.

        3. No Other Waiver. Except as expressly waived hereby, the Supplemental Purchase Agreement shall remain in full force and effect as written and amended to date.

        4. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Supplemental Purchase Agreement.

        5. Counterparts. This Waiver may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.


                                          GENERAL ELECTRIC CAPITAL CORPORATION


                                          By: /s/ BRIAN KEIL
                                              ----------------------------------
                                              Name:  Brian Keil
                                              Title: Regional Operations Manager



                                          JAPAN OMNIBUS LTD.



                                          By: /s/ JAMES R. HODGE
                                              ----------------------------------
                                              Name: James R. Hodge
                                              Title: Portfolio Manager


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